Exhibit 10.5

Tel: (021) 664697 / 664698,
662465 / 667524
Fax: 233 (021) 662690

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Environmental Protection Agency
P.O. Box M 326
Ministries Post Office
Accra, Ghana

GHANA ENVIRONMENTAL PROTECTION AGENCY

P. O. BOX MB 326, ACCRA

ENVIRONMENTAL PERMIT FOR MINERAL EXPLORATION

Pursuant to Environmental Assessment Regulations, 1999, LI 1652

PERMIT NUMBER: EPA/PR/PN/268

A permit is hereby granted to

NEW HAVEN RESOURCES LIMITED

To conduct operations as shown in the attached Concession area

Located at

Abutia, Ho Municipal Assembly, Volta Region, Ho

TYPE OF ACTIVITY PERMITTED: *RECONNAISSANCE*

DATE ISSUED: 20TH APRIL 2005 PERMIT EXPIRY DATE: 19TH APRIL 2006

The Permit is issued subject to the conditions attached as Schedule

J. A. ALLOTEY
EXECUTIVE DIRECTOR

NB: This permit is only valid with attached Schedule and the Seal of the Environmental Protection Agency

Tel: (021) 664697 / 664698,
662465 / 667524
Fax: 233 (021) 662690

Email: support@epaghana.org

Environmental Protection Agency

P.O. Box M 326
Ministries Post Office
Accra, Ghana

SCHEDULE TO THE ENVIRONMENTAL PERMIT

1.	CONTACT	:	DR. JOHNSON MANU (THE EXPLORATION MANAGER)
2.	COMPANY	:	NEW HAVEN RESOURCES LIMITED P. O. BOX KA 9918 AIRPORT, ACCRA
3.	FILE NO.	:	CM: 1207
4.	PERMIT NO.	:	EPA/PR/PN/268

5. ENVIRONMENTAL PERMIT FOR RECONNAISSANCE AT ABUTIA, HO MUNICIPAL ASSEMBLY

In pursuance of the Environmental Assessment Regulations, 1999 (LI 1652) and on the basis of the information provided in the Form MEI by New Haven Resource Limited, the Environmental permit is issued authorizing New Haven Resources Limited, to commence reconnaissance work at their Abutia Concession.

6. CONDITIONS OF PERMIT

6.1 This permit is restricted to only prospecting for Chromium.

6.2 Permit does not cover Forest Reserves, Wildlife Reserves or Natural Heritage areas.

6.3(a) Company shall give an undertaking in writing to the EPA to conduct concurrent reclamation within 30 days of obtaining the Environmental Permit otherwise the permit shall be suspended.

6.3(b) Company shall honour commitments made in connection with the reclamation proposals. Failure to comply with this provision shall cause the suspension, cancellation or revocation of this permit during the mid-term review.

6.3(c) Company shall submit an Annual Report to the EPA on the reconnaissance work undertaken.

6.4 Exploration Liaison.

(a) At least 14 days in advance of field exploration commencement, a Company representative shall meet the appropriate representatives of the landowner or landuser and outline the nature and timing of the proposed exploration programme and its different phases; the likely environmental effects of each phase and the proposed compensation arrangements.

(b) At least 7 days prior to the commencement of each phase of work, a Company representative shall again visit the relevant representative of the landowner or landuser and describe and/or determine the following:

(i) The impending phase of work;

(ii) The area of land to be explored;

(iii) The expected effects on vegetation, land use, air and water quality as well as noise levels;

(iv) The applicable compensation rates and when the amount of compensation will be determined and paid,

(v) The location of any sacred groves, burial grounds or other fetish lands, and

(vi) The location of any area of environmental sensitivity to local people.

6.5 Access

(a) Where the construction of new access roads/bridges, tracks or drill pads are required, the Company"s representative shall liaise with relevant representatives of the landowner and/or landuser and select a route for the access track which avoids areas of local environmental or cultural sensitivity and minimises downstream water quality effects at least 14 days prior to the construction.

(b) When the route is selected, a Company representative shall visit the closest settlements or villages located downstream and determine, (by interview), their source of potable water and any alternative supplies. The Company representative shall explain that stream turbidity is likely to increase temporarily as a result of sediment eroded from road construction. Where an alternative water supply is not available to settlement or village, the company shall provide a new supply of at least equal quantity (i.e. water demand of the village), quality and accessibility. The GWC guidelines for rural water supply should at the least, be followed.

(c) The Company should endeavour to carry out road construction in the dry season.

(d) The Company shall carry out earthworks according to sound engineering practice and in accordance with the procedures stated under **Erosion and Sediment Control** (see 6.5.1)

6.5.1 Erosion and Sediment Control

(a) The Company shall endeavour to carry out land clearance in the dry season and schedule construction progressively so that no land is cleared of vegetation more than 12 months in advance of when it is required.

(b) In cases where large areas are to be disturbed, the company shall, where appropriate:

(i) Provide adequate drainage to roads and tracks;

(ii) Minimise Clearance of vegetation;

(iii) Divert upslope drainage around those areas to be disturbed;

(iv) Leave as much as possible of the vegetation downslope of the disturbed area to act as a natural sediment trap;

(v) Where earthworks on steep slopes are unavoidable, the company shall sidecast spoil uniformly.

(vi) Where spoil material is concentrated in the valley, steps should be taken to stabilize the spoil.

(vii) Minimise disturbance to land around stream crossings.

6.6. Drilling and Excavations

(i) The Company shall position drill holes and excavations to avoid areas of local environmental or cultural sensitivity.

(ii) The Company shall minimise the size of any excavations by using appropriate equipment.

(iii) The Company shall construct drill pads so that the drilling rig and storage area for fuel, hydraulic oil, drilling fluid etc., will drain to a sump.

(iv) The Company shall recycle drilling fluids as much as possible and/or use biodegradable fluids.

(v) The Company shall allow uncontaminated water-based drilling fluid to settle before discharge to the natural drainage.

(vi) The Company shall at all times, store oil-based drilling fluids in steel or appropriate plastic tanks.

(vii) Disposal of oil-based drilling fluids must only be through environmentally acceptable means.

6.7 Shaft/Decline Construction and Dewatering

(a) The Company shall not dewater an old shaft unless a prior water quality analysis has shown that the shaft water is not contaminated. If the shaft water is not contaminated then section 6.7.1 (b) will be applicable.

(b) In cases where chemically reactive materials will be brought to the surface, the Company shall bury these materials in chemically unreactive rocks or dispose of these materials in a manner as would prevent contamination of surface and ground waters.

6.7.1 Discharges to Water

(a) Where discharge of water to the natural drainage is unavoidable, the Company shall report the quality and quantity of the discharge to the Agency..

(b) Uncontaminated drainage may be discharged untreated.

(c) If the discharge water is contaminated, the Company shall treat the water to a standard to be agreed between EPA and the company before discharging to receiving waters.

(d) Treatment of contaminated waters require a designated treatment pond or vessel so that the treated water can be monitored prior to discharge to the natural drainage.

(e) During discharge, the Company shall undertake regular in-stream monitoring to confirm that acceptable water quality is maintained downstream.

6.8 Abandonment

(a) When an exploration site is abandoned, the Company shall rehabilitate the site to a condition consistent with the pre-existing character and utility of the area.

(b) The Company shall inspect all excavations made during the course of the exploration and backfill and/or seal them.

(c) The Company shall bury or remove all refuse from its exploration areas.

(d) The exploration site rehabilitation, as described above, should be fully completed within three months of abandonment.

6.9 Notwithstanding this permit, the prospecting work is subject to other relevant regulations and permits pertaining to the sector and must be observed.

7.0 Company shall obtain abandonment/closure certificate before abandoning the site.

8.0 Validity Period

- The permit is valid for a period of One (1) year from the date of issue.

Providing false information or failure to comply with or observe all the permit conditions above will lead to the suspension, cancellation or revocation of this permit or to prosecution.

J. A. ALLOTEY
EXECUTIVE DIRECTOR

DATED THIS 20TH DAY OF APRIL 2005

CC The Hon. Minister, Ministry of Environment and Science, Accra
The Hon. Minister, Ministry of Lands, Forestry and Mines, Accra
The Chief Executive, Minerals Commission, Accra
The Municipal Chief Executive, Ho Municipal Assembly, Ho
The Regional Officer, EPA, Volta Region, Ho